SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                        CURRENT REPORT DATED MAY 10, 1997


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                       FINANCIAL FREEDOM ENTERPRISES, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



      Colorado                       33-24387-                  84-1092599
 ----------------------        ---------------------      ----------------------
(State of Incorporation)      (Commission File Number       (I.R.S. employer
                                                          identification number)



                    180 N. Woodruff, Idaho Falls, Idaho 83401
                   -------------------------------------------
                    (Address of Principal Executive Offices)


                  Registrant's telephone and facsimile number,
             including area code (208) 529-2111; Fax (208) 529-0680
                                                      --------------


                         IMPACT INCOME INVESTMENTS, INC.
                      -------------------------------------
                                  (Former Name)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant

     A. Financial Freedom Enterprises, Inc. ("FFE") filed a Form 8-K on September 12, 1996 announcing (i) its acquisition by the then Registrant IMPACT Income Investments, Inc.; (ii) the names and resumes of Financial Freedom's Board of Directors; (iii) controlling shareholders, and (iv) detailed information about Financial Freedom's business.

     B. Thereafter on February 22, 1997, Financial Freedom reported on Form 8-K that it was in the process of developing documentation to Rescind, Terminate and Declare Null and Void the previously reported Acquisition. As stated in that February 22, 1997 report, the reasons were complex, including none of the parties to the purported acquisition had legal counsel and Financial Freedom had discovered various legal problems with the necessary documentation; and Robert Ground, the long-time President and CEO of IMPACT Investments had advised Financial Freedom in writing that he concurs in a rescission of the June 1996 consolidation.

     C. The various parties to the above-referred to transaction have now entered into a "Settlement Agreement" dated March 6, 1997 for the purpose of resolving the matters that had arisen between the parties and for the purpose of restoring IMPACT Income Investments, Inc. to the position it was prior to its June 1996 Shareholders' Meeting to approve the Financial Freedom merger/acquisition, including the resignation of the Board of Directors of Financial Freedom, so that the IMPACT Investment Shareholders may elect their Board of Directors and proceed with their own business plan.



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: May 10, 1997
                                          FINANCIAL FREEDOM ENTERPRISES, INC.



                                          /s/  Rodney Allen
                                          --------------------------------------
                                          Rodney Allen, President and Secretary


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